Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement on Form S-1 of our report dated April 23, 2025, except as to Notes 1, 4, 5, and 8 which are as of July 7, 2025, relating to the financial statements of StoneBridge Acquisition II Corporation appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ EC Barrett, LLC

Atlanta, Georgia
September 9, 2025